Exhibit 23.2


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2004 relating to the financial statements and financial statement schedule of Mettler-Toledo International Inc., which appears in Mettler-Toledo International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers AG


/s/ PricewaterhouseCoopers
--------------------------


Zurich, Switzerland

August 16, 2004